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Exhibit 21.1

Axcelis Technologies, Inc.
Exhibit 21.1 to Form 10-K for the year ended December 31, 2008
Subsidiaries

A.    The following is all direct and indirect wholly-owned subsidiaries of Axcelis Technologies, Inc. as of the date hereof:

Domestic Subsidiaries

1.
Axcelis Technologies CCS Corporation a Delaware corporation
2.
Fusion Technology International, Inc., a Delaware corporation
3.
Axcelis Technologies (Israel), Inc., a Delaware corporation
4.
Fusion Investments, Inc., a Maryland corporation
5.
High Temperature Engineering Corporation, a Delaware corporation

European Subsidiaries

6.
Axcelis Technologies, GmbH (Germany)
7.
Axcelis Technologies, S.r.l (Italy)
8.
Axcelis Technologies, Sarl (France)
9.
Axcelis Technologies, Ltd. (U.K.)
10.
Axcelis Technologies B.V. (Netherlands)
11.
Matrix Europe N.V. (Belgium)

Asian Subsidiaries

12.
Axcelis Technologies, KK (Japan)
13.
Axcelis Technologies Limited (Korea)
14.
Axcelis Technologies Ltd. (Taiwan)
15.
Axcelis Technologies Pte. Ltd. (Singapore)
16.
Axcelis Technologies Semiconductor Trading (Shanghai) Co., Ltd. (Peoples Republic of China)

B.    Axcelis Technologies, Inc. holds 50% of the outstanding shares of SEN Corporation, an SHI and Axcelis Company, a Japanese corporation.

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  Exhibit 21.1